                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION OF   PERCENTAGE OWNED
                                                               INCORPORATION     BY REGISTRANT
                                                              ---------------   ----------------
Viragen (Scotland) Ltd.(1)..................................  Scotland (UK)           100%
Viragen (Germany) GmbH(2)...................................  Germany                 100%

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(1) Incorporated January 17, 1995.
(2) Acquired November 14, 1997.